UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of Material Definitive Agreement.

See Item 5.02 below which is incorporated by reference into this Item 1.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Post-Employment Agreement with Scott Powell

On December 9, 2019, an agreement between Santander Holdings USA, Inc. and its subsidiaries (“SHUSA”), including Santander Consumer USA Holdings Inc. and its subsidiaries (the “Company”), and Scott Powell regarding his separation and related post-employment obligations (“Post-Employment Agreement”) became fully effective. Mr. Powell resigned from his positions at SHUSA and the Company effective December 2, 2019 (the “Separation Date”). Mr. Powell’s employment at the Company was subject to the terms and conditions of the employment agreement, dated as of September 14, 2018, by and between SHUSA and its subsidiaries and Mr. Powell (the “Powell Employment Agreement”) and the Post-Employment Agreement amends certain terms of the Powell Employment Agreement. The Powell Employment Agreement was previously filed with the SEC as Exhibit 10.1 to the Company’s Form 8-K, filed on September 20, 2018.

The Post-Employment Agreement provides, among other things, that Mr. Powell waives the following as set forth in the Powell Employment Agreement: (i) the severance benefits that would have been payable in connection with his separation from employment with SHUSA and the Company under certain circumstances; (ii) deferred compensation and incentive compensation that was unvested on the Separation Date; and (iii) any performance bonus for 2019. The Post-Employment Agreement also provides that SHUSA and the Company waive: (i) the Notice Period as set forth in the Powell Employment Agreement; and (ii) the non-compete restriction set forth in the Powell Letter Agreement. Mr. Powell also agreed not to hire or engage certain employees of SHUSA and the Company for a period of eight (8) months following the Separation Date.

The Post-Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Post-Employment Agreement is qualified in its entirety by reference to such exhibit.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. For an additional discussion of these risks, please see Part I, Item 1A entitled “Risk Factors” in the Company’s 2018 Annual Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Post-Employment Agreement, effective December 9, 2019, executed by Scott Powell in favor of SHUSA and the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Portions of Exhibit 10.1 have been redacted, as indicated therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: December 12, 2019

	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Chief Legal Officer